UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013 and April 3, 2013, Rajiv De Silva and Joseph V. Bonventre, M.D., Ph.D., two current members of the Board of Directors of AMAG Pharmaceuticals, Inc. (the “Company”), respectively informed the Company that they will not stand for re-election at the annual meeting of stockholders of the Company currently scheduled to be held on May 23, 2013.  Mr. De Silva was recently appointed President and Chief Executive Officer of Endo Pharmaceuticals, Inc. Mr. De Silva and Dr. Bonventre will continue to serve as directors until the annual meeting. Mr. De Silva is currently a member of the Audit Committee. Dr. Bonventre is currently a member of the Nominating and Corporate Governance Committee. Mr. De Silva and Dr. Bonventre both advised the Board they remain highly supportive of the Company’s business policies and strategies and its management team, and the decisions of Mr. De Silva and Dr. Bonventre to not stand for re-election did not involve any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: April 4, 2013